                                                               Exhibit 10

                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(f)(1)

                  The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated:   September 22, 1997


                                            PIONEER VENTURE FUND, L.L.C.

                                            By: /s/ Benjamin Nazarian
                                            ------------------------------
                                            Name: Benjamin Nazarian
                                            Title:  Manager


                                            UNION COMMUNICATIONS COMPANY

                                            By: /s/ Parviz Nazarian
                                            ------------------------------
                                            Name: Parviz Nazarian
                                            Title: General Partner



                                                 /s/ Benjamin Nazarian
                                            ------------------------------
                                                     Benjamin Nazarian



                                                 /s/ Pejman Salimpour
                                            ------------------------------
                                                     Dr. Pejman Salimpour